Exhibit 10.2

[Common Stock]

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 15, 2016 by and between Grandparents.com, Inc., a Delaware corporation (the “Company”), and VB Funding, LLC, a Delaware limited liability company, or its assigns (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or other government action to remain closed.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2 hereof.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, between the Company, as borrower, and the Purchaser, as lender, as the same may be amended, restated, modified or supplemented from time to time.

“Environmental Laws” has the meaning given to it in Section 3.1(y).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning given to it in Section 3.1(i).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s debts as they become due, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (c) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien (statutory or other), charge, claim, security interest, encumbrance, pledge, condition, equitable interest, option, mortgage, right of first refusal or other restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; other than liens securing the Obligations (as defined in the Credit Agreement) and any other Permitted Liens (as defined in the Credit Agreement).

“Losses” has the meaning given to it in Section 5.1.

“Material Adverse Effect” has the meaning given to it in Section 3.1(a).

“Material Contracts” has the meaning given to it in Section 3.1(o).

2

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other Governmental Authority or other entity of any kind.

“Preferred Stock Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, restated, modified or supplemented from time to time, pursuant to which the Company shall issue to the Purchaser, and the Purchaser shall acquire (subject to the terms and conditions set forth therein), 1,500,000 shares of newly designated Series D Convertible 12% Preferred Stock of the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning given to it in Section 3.1(h).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means an aggregate of 70,000,000 shares of Common Stock, which are being issued and sold to the Purchaser at the Closing.

“Short Sale” has the meaning given to it in Section 3.2 (f).

“Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing.

“Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

3

“Transaction Documents” means (a) this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder; (b) the Preferred Stock Purchase Agreement, the schedules and exhibits thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder; and (c) the Credit Agreement, the schedules and exhibits thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder.

ARTICLE II

PURCHASE AND SALE

2.1           Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares, for an aggregate purchase price equal to $1,050,000.

2.2           Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur simultaneously with the execution of this Agreement. The Closing shall take place by delivery of documents required to be delivered hereby by e-mail, facsimile or other electronic transmission.

2.3           Deliveries.

(a)          At the Closing, the Purchaser shall deliver or cause to be delivered to the Company: (i) the purchase price set forth in Section 2.1 above, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Purchaser at or prior to the Closing pursuant to this Agreement.

(b)          At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following: (i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1 hereof), evidencing the number of Shares in Section 2.1 above, registered in the name of the Purchaser or such Affiliate thereof as the Purchaser may designate in writing; (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to this Agreement; (iii) a certificate of the Secretary (or equivalent officer) of the Company certifying: (A) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby, (B) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company, each as amended, and that such organizational documents are in full force and effect as of the Closing, and (C) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; (iv) a good standing certificate (or its equivalent) for the Company from the Secretary of State of Delaware; (v) an opinion of legal counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to the Purchaser; and (vi) such other documents or instruments as the Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

4

2.4           Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company to fund its operations and for the payment of fees and expenses associated with the transactions contemplated hereby and shall not be used for any other purpose including, without limitation, the payment of existing indebtedness of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)          Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the operation of the business as currently conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity).

5

(c)          No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in the violation or breach of any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default or, termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other requirement or rule of any court or Governmental Authority applicable to the Company (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), except to the extent that such violation would not have a Material Adverse Effect.

(d)          Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transactions contemplated hereby or any required federal and/or state securities filings applicable to the offering of the Shares, (i) the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated hereby and by the other Transaction Documents and (ii) no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including any Trading Market), or other Governmental Authority is required for the execution and delivery of this Agreement and other Transaction Documents, or the valid issuance, sale and delivery of the Shares to be sold pursuant to this Agreement other than such as have been made or obtained.

(e)          Capitalization.

(i)          The authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (A) 5,000,000 shares of preferred stock, of which 875,000 shares are designated as Series C Redeemable Convertible 7.5% Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of which 875,000 shares are issued and outstanding, and (B) 350,000,000 shares of Common Stock, of which (1) 202,268,582 are issued and outstanding, (2) 323,433,168 shares are issued and outstanding on a fully-diluted, as converted and as exercised basis, and (3) 18,522,500 shares are reserved for issuance upon exercise of outstanding stock options issued pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan. There are no other classes of capital stock of the Company authorized, issued or outstanding.

6

(ii)         Schedule 3.1(e) attached hereto sets forth sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding or authorized (A) stock options under the Company’s Amended and Restated 2012 Stock Incentive Plan and (B) any warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. The Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in Schedule 3.1(e), there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

(f)          Issuance of the Securities. As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company, including the Securities, when issued and paid for in accordance with the Transaction Documents, will have been duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, and (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(g)          Subsidiaries. Schedule 3.1(g) sets forth a list of the Company’s subsidiaries. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and are owned by the Company or a Company subsidiary free and clear of all Liens.

(h)          SEC Reports. The Company has filed all material reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, along with any materials incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7

(i)          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates they were prepared and the results of operations and cash flows for the periods then ended, subject, in the case of interim financial statements, to normal, and recurring year-end audit adjustments and the absence of notes.

(j)          Internal Accounting Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (1) information required to be disclosed in the SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the Commission’s rules and regulations, and (2) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(k)          Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the SEC Reports.

(l)          Insolvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).

8

(m)          Undisclosed Liabilities. Except as set forth in the SEC Reports or as otherwise incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the SEC Reports, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

(n)          Absence of Certain Changes, Events and Conditions. Since the date of the most recent balance sheet included in the SEC Reports, and other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby or by the other Transaction Documents, there has not been, with respect to the Company, any:

(i)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ii)         amendment of the charter, by-laws or other organizational documents of the Company;

(iii)        split, combination or reclassification of any shares of its capital stock;

(iv)        issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(v)         declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(vi)        material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the financial statements included in the SEC Reports;

(vii)       incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(viii)      transfer, assignment, sale or other disposition of any of the assets shown or reflected in the balance sheet of the Company or cancellation, discharge or payment of any debts, liens or entitlements;

(ix)         any capital investment in, or any loan to, any other Person;

(x)          acceleration, termination, material modification or amendment to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(xi)         any material capital expenditures;

9

(xii)        imposition of any Lien upon any of the Company properties, capital stock or assets, tangible or intangible;

(xiii)       adoption, modification or termination of any: (1) material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (2) employee benefit plan, or (3) collective bargaining or similar agreement, in each case whether written or oral;

(xiv)      any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(xv)       entry into a new line of business or abandonment or discontinuance of existing lines of business;

(xvi)      adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(xvii)     acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(xviii)    any contract or other agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(o)          Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the rules and regulations of the Commission (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity). Except as set forth in Schedule 3.1(o), or the SEC Reports (i) none of the Company or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract and (ii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Purchaser.

10

(p)          Absence of Litigation. Except as set forth in Schedule 3.1(p), (i) there is no Action before or by any court, public board, Governmental Authority, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, have a Material Adverse Effect, (ii) to the knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action and (iii) neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any Governmental Authority that could have, individually or in the aggregate, a Material Adverse Effect.

(q)          Compliance with Laws; Permits. The Company and each of its subsidiaries has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities required for the Company or any of its subsidiaries to conduct its business have been obtained and are valid and in full force and effect.

(r)          No Violations. Except as set forth in Schedule 3.1(r), neither the Company nor any of its subsidiaries is in violation of its respective organizational documents or in violation of any Law or order of any court or Governmental Authority (including any Trading Market), or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.1(r), neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any Material Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, there is not pending or, to the knowledge of the Company, contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Company has not received any comment letter from the Commission relating to any SEC Reports which has not been finally resolved. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(s)          Title to Assets; Properties. Except as set forth in Schedule 3.1(s), (1) the Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Reports, free and clear of all Liens of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries; (2) the Company and each of its subsidiaries hold their leased properties under valid and binding leases; (3) the Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted; and (4) the use and operation of such properties in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

11

(t)          Intellectual Property.

Except as set forth in Schedule 3.1(t);

(i)          The Company (and/or its subsidiaries) owns or possesses, free and clear of all Liens, all legal rights to all intellectual property (whether registered or unregistered) and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (vi) licenses to any of the foregoing, (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries (A) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (B) knows of any basis for any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (C) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property.

(ii)         The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. There has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as in the ordinary course of business or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or any of its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

12

(iii)        None of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any Governmental Authority, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement and the other Transaction Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof.

(iv)        Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable invention assignment and confidentiality agreement that (A) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (B) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. No current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. No present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

(u)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

13

(v)         Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company’s most recent financial statements included in the SEC Reports, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor its subsidiaries has been advised (A) that any of its Tax Returns have been or are being audited as of the date hereof, or (B) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(w)          Transactions with Affiliates and Employees. Except as set forth in Schedule 3.1(w) or the SEC Reports, none of the officers or directors of the Company or its subsidiaries and none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary or Affiliate thereof (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

(x)          Foreign Corrupt Practices. Neither the Company nor any other Person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent, employee or Affiliate of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

(y)          Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

14

(z)          Employee Relations.

(i)          Except as set forth in Schedule 3.1(z)(i), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company or any of its subsidiaries for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company or any of its subsidiaries with respect to any employment, compensation, commissions or bonuses.

(ii)         Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries. There is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries.

(iii)        Except as set forth in Schedule 3.1(z)(iii), (i) the Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, (ii) all individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws, (iii) all employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified and (iv) there are no Actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(iv)        No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

15

(aa)         ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability. The Company has not incurred and does not expect to incur liability under (i) Title I or Title IV of ERISA (or related provisions of the Code or other Laws relating to employee benefit plans) with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Code. Each pension plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. All benefits, contributions and premiums relating to each pension plan have been timely paid in accordance with the terms of such pension plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded pension plan have been paid, accrued or otherwise reserved to the extent required by, and in accordance with, GAAP.

(bb)         No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered or sold any of the Shares by any form of general solicitation or general advertising.

(cc)         Registration Rights. Except as set forth in Schedule 3.1(cc) or the Amended and Restated Registration Rights Agreement to be entered into as of the Closing Date, between the Company and the Purchaser, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority.

(dd)         Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights hereunder or under any of the other Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(ee)         Certain Fees. The Company has not taken any action that would cause the Purchaser to be liable for any brokerage or finder’s fees or commissions payable to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other Person engaged by the Company, if any, with respect to the transactions contemplated by this Agreement.

(ff)         Books and Records. The minute books and stock record books of the Company, all of which have been made available to the Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

16

(gg)         Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates or any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.2           Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)          Authority. (i) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other organization power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, (ii) the purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser, (iii) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity), and (iv) and the Purchaser has its principal offices or principal place of business located at the address shown under Purchaser’s signature at the end of this Agreement.

(b)          Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Securities for any period of time. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof, it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

17

(d)          Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Access to Information. The Purchaser acknowledges that it has received and reviewed all information about the Company it considers necessary or appropriate for deciding whether to acquire the Securities and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(f)          Certain Trading Limitations. The Purchaser agrees that beginning on the date hereof until ninety (90) days from the Closing Date, it will not enter into any Short Sales. For purposes of this Section 3.2(f), a “Short Sale” means a sale of Common Stock that is marked as a short sale and that is executed at a time when Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all options then held by Purchaser (assuming that such options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Purchaser.

(g)          Certain Fees. The Purchaser has not taken any action that would cause the Company to be liable for any brokerage or finder’s fees or commissions payable to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other Person engaged by the Purchaser, if any, with respect to the transactions contemplated by this Agreement.

(h)          Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances.

18

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1           Restricted Securities; Transfers on Restrictions. The Purchaser understands that (i) the Securities are characterized as “restricted securities” under the Securities Act; (ii) the Securities have not been and, except as otherwise provided herein, will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or the Purchaser shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company and from counsel reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (iii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iv) unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company requires that the Securities bear a legend referring to the foregoing restrictions (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the foregoing) and shall place stop order instructions with its transfer agent with respect to such Securities.

4.2           Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3           Covenants of the Company. Unless the Company has received the prior written consent or waiver of the Purchaser, the Company shall be subject to each of the following covenants:

(a)          The Company shall, and shall cause its subsidiaries to, at all times maintain (i) under the Laws of the state of Delaware its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all permits, licenses and authorizations necessary to the conduct of its businesses.

(b)          The Company shall, and shall cause its subsidiaries to, comply with all Laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

19

(c)          The Company shall comply with the reporting requirements of the Exchange Act and each applicable Trading Market and timely file all required SEC Reports (including, without limitation, a Current Report on Form 8-K upon the execution of this Agreement) and remain in compliance with all applicable rules and regulations of the Commission and any applicable Trading Market. The Company shall promptly take any action required to maintain the listing of all of the Shares, once they have been issued, upon each applicable Trading Market. The Company shall make and keep public information available, as those terms are understood and defined in Rule 144, for so long as required in order to permit the resale of the Shares pursuant to Rule 144 and to file periodic reports with the Commission whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on any applicable Trading Market.

(d)          The Company will draft and file with the Commission, at the Company’s expense, a Form 3 (or Form 4 if applicable) and Schedule 13D (or an amendment thereto) relating to the transaction contemplated by this Agreement for the Purchaser, and upon the Purchaser’s request, any future Exchange Act Section 13 and 16 filings relating to ownership of the Shares. The Purchaser agrees to provide the Company all information required by any such Commission filings promptly after the occurrence of the event triggering such filing, and the Company shall use its best efforts to prepare a draft of such filing(s) for the Purchaser’s review, comment, if any, and authorization for filing within the deadline for the applicable filing. In the event the Purchaser elects to prepare and make such filings, the Company shall promptly cooperate with and provide the Purchaser with such information as it may reasonably request in connection with the preparation of such filings.

(e)          The Company shall, and shall cause its subsidiaries to, comply with (i) the Credit Agreement and (ii) all other contractual obligations as such obligations become due and payable to the extent to which the failure to so comply would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of the Company for such obligations.

(f)          The Company shall, and shall cause its subsidiaries to, pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such Taxes.

(g)          The Company shall, and shall cause its subsidiaries to, maintain and keep its properties and assets in good repair, working order and condition, ordinary wear and tear excepted.

(h)          The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance on terms and conditions satisfactory in all material respects to the Purchaser.

20

(i)          The Company shall keep adequate books, accounts and records in accordance with past custom and practice as used in the preparation of its financial statements, which books, accounts and records shall fairly present in all material respects the financial condition and results of operations of the Company and its subsidiaries.

(j)          The Company shall (i) own, exclusively or jointly with other Persons, all right, title and interest in and to, or have a valid license for, and shall maintain all Intellectual Property necessary to the conduct of its business, free and clear of Liens, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in the Company’s Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all of the Company’s Intellectual Property, and (iii) remain in full compliance with all legal requirements applicable to the Company’s Intellectual Property and the Company’s ownership and use thereof.

(k)          The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

ARTICLE V

INDEMNIFICATION

5.1           Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Purchaser and its affiliates and their respective directors, officers, members, managers, employees, representatives and agents, and their respective successors and assigns (collectively, the “Purchaser Indemnitees”), from and against, and shall pay and reimburse each of them for, any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any Action pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

21

5.2           Indemnification Procedure. Any Purchaser Indemnitee entitled to indemnification hereunder shall (a) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (b) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the Purchaser Indemnitee; provided that any Purchaser Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnitee unless (i) the Company has agreed to pay such fees or expenses, or (ii) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Purchaser Indemnitee or (iii) in the reasonable judgment of any such Purchaser Indemnitee, based upon written advice of its counsel, a conflict of interest exists between such Purchaser Indemnitee and the Company with respect to such claims (in which case, if the Purchaser Indemnitee notifies the Company in writing that such Purchaser Indemnitee elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Purchaser Indemnitee); and provided, further, that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. The Company shall not, except with the consent of the Purchaser Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Indemnitee of a release from all liability in respect of such claim or litigation. No Purchaser Indemnitee will, except with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.3           Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this Article V, the Company shall satisfy its obligations within 15 days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company not make full payment of any such obligations within such 15-day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 12%.

ARTICLE VI

MISCELLANEOUS

6.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, the Company will pay at the Closing for the reasonable and documented legal fees and expenses of Carlton Fields Jorden Burt, P.A. incurred in connection with its role as counsel to the Purchaser in the transactions contemplated by the Transaction Documents.

6.2           Entire Agreement. This Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

22

6.3           Further Assurances. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents and take such further actions as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4           Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter upon five (5) days’ notice, in the same manner, by such Person.

6.5           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege

6.6           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. All terms defined in this Agreement shall have the defined meanings when used in any notice, certificate or other document made or delivered pursuant hereto. Any noun or pronoun shall be deemed to include both the singular and the plural and to cover all genders. Each reference in this Agreement to a Person shall be deemed to include such Person’s successors and permitted assigns.

23

6.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser.” Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9           Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of new york. THE COMPANY AND PURCHASER Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting In The CITY OF NEW YORK, BOROUGH OF MANHATTAN, For The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR PURCHASER Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR PURCHASER, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND PURCHASER Hereby Waive All Rights To A Trial By Jury.

6.10         Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

6.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, including via PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

24

6.12         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13         Remedies. In addition to being entitled to exercise all rights and remedies provided herein or granted by or available under Law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[Signature pages to follow]

25

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

GRANDPARENTS.COM, Inc.

By:	/s/ Steve Leber
Name: Steve Leber
Title: Chairman and Chief Executive Officer

Address for Notice:
Grandparents.com, Inc.
589 Eighth Avenue, 6th floor
New York New York 10018
Telephone: (646) 839-8809
Facsimile: (646) 654-6106
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Telephone: (212) 692-6223
Facsimile: (212) 983-3115
Attention: Daniel I. DeWolf, Esq.

[Signature Page to Securities Purchase Agreement]

PURCHASER:

VB FUNDING, LLC

By:	/s/ Vincent J. Dowling, Jr.
Name:	Vincent J. Dowling, Jr.
Title:	Manager

Address for Notice:
VB Funding, LLC
190 Farmington Avenue
Farmington, Connecticut 06032
Telephone: (860) 676-8600
Facsimile: (860) 676-8617
Attention: Vincent J. Dowling, Jr.

With a copy (which shall not constitute notice) to:

Carlton Fields Jorden Burt, P.A.
One State Street
Suite 1800
Hartford, Connecticut 06103
Telephone: (860) 392-5015
Facsimile: (860) 392-5058
Attention: Frank A. Appicelli, Esq.

[Signature Page to Securities Purchase Agreement]